Exhibit 10.7

EXOR N.V.
Naamloze vennootschap with a share capital of 2,410,000 euros
Gustav Mahlerplein 25
1082 MS Amsterdam, The Netherlands
Commercial Register No. 64236277

To	FIAT CHRYSLER AUTOMOBILES N.V. 25 St. James’s Street London SW1A 1HA United Kingdom To: Mike Manley	PEUGEOT S.A. Centre Technique de Vélizy Route de Gisy 78140 Vélizy-Villacoublay France To: Carlos Tavares

On September 14, 2020

Strictly Confidential

Object: Faurecia Lock-up

Dear Sir,
Reference is made to (i) the Combination Agreement dated as of December 17, 2019 between Peugeot S.A. (“PSA”) and Fiat Chrysler Automobiles N.V. (“FCA” and together with PSA, the “Companies”) relating to the proposed combination of their businesses (the “Combination Agreement”) and (ii) the undertaking letter among Exor (the “Undersigned”) and FCA dated as of December 17, 2019 (the “Undertaking”).

We understand that on the date hereof, FCA and PSA are entering into an amendment (the “Combination Agreement Amendment”) to the Combination Agreement, a final draft of which has been made available to the Undersigned.

Capitalized terms used but not defined herein shall have the meaning set forth therefor in the Undertaking, except as otherwise provided herein.

In consideration of the agreements set forth in the Combination Agreement Amendment, each of the Undersigned undertakes that it shall not, and shall cause its Affiliated Entities not to, Transfer shares or any voting right or power in any shares or other securities of Faurecia, including any shares of Faurecia received by the Undersigned as a result of the Faurecia Distribution (as such term is defined in the Combination Agreement Amendment), from the date hereof until the date which is 180 days after the completion of the Faurecia Distribution. For the avoidance of doubt, the foregoing restriction shall not restrict any Transfer of shares of Faurecia pursuant to any tender offer for the shares of Faurecia or any merger of Faurecia with any other entity or any similar transaction.

Notwithstanding the foregoing, the Undersigned reserves the right to Transfer Faurecia securities to (A) its Affiliated Entities, if and only if (i) the transferee agrees to be bound by the same obligations with respect to the Faurecia securities as those imposed on the Undersigned and (ii) the Undersigned procures that any such transferee shall immediately transfer to the Undersigned all Faurecia securities, should the transferee cease to be an Affiliated Entity of the Undersigned or (B) to the signatories of the Reference Shareholders Undertakings.

In addition, the provisions of this letter shall expire and be of no further effect or force upon:
(i)the date on which the Combination Agreement is terminated before Closing; or

(ii)in the event the Closing occurs under the Combination Agreement, on the date which is 180 days after the Faurecia Distribution.

The undertaking set forth herein shall expire and be of no further effect in the event FCA (or, following the Closing DutchCo), releases (in whole or in part) any signatory of the Reference Shareholders Undertakings from its similar undertaking, it being specified that FCA may not grant such release without the consent of PSA.
This letter and any disputes arising out of or in connection with this letter shall be governed and construed in accordance with the law of The Netherlands, without giving effect to any choice or conflict of law provision or rule that would require the application of laws of any jurisdiction other than the Netherlands. Any dispute or claim arising out of or relating to this letter will be referred to and finally resolved, (i) before Closing, by three (3) arbitrators under the Rules of Arbitration of the International Chamber of Commerce, with place of arbitration will be Geneva, Switzerland, and English as language of arbitration, and (ii) after Closing, by the Netherlands Commercial Court (Rechtspraak).

Yours sincerely,

/s/ John Elkann Exor N.V. Represented by Mr. J. Elkann Title: Chairman and CEO

/s/ John Elkann Exor N.V. Represented by Mr. J. Elkann Title: Chairman and CEO

/s/ John Elkann
______________________________
Exor N.V.
Represented by Mr. J. Elkann
Title: Chairman and CEO

Acknowledged, this 14th day of September 2020

/s/ Mike Manley
___________________________________
Fiat Chrysler Automobiles N.V.
Represented by Mike Manley